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                                                                   EXHIBIT 10.20

                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 9, 2001, among WRC Media Inc., a Delaware corporation (the "Issuer"), Weekly Reader Corporation, a Delaware corporation ("Weekly Reader"), and each stockholder listed on Schedule I hereto (each, a "Stockholder" and collectively, the "Stockholders").

         This Agreement is being entered into in connection with (i) the Agreement and Plan of Merger to be dated on or about the date hereof (the "Merger Agreement") by and among the Issuer, CU Acquisition, Inc., a Florida corporation and ChildU, Inc., a Florida corporation, and (ii) the Exchange Agreement to be dated on or about the date hereof (the "Exchange Agreement") among the Issuer and the Stockholders party thereto. The execution and delivery of this Agreement by a Stockholder is a condition to the obligations of the Issuer to issue shares of its common stock, par value $0.01 per share (the "Common Stock"), to such Stockholder pursuant to the Merger Agreement and/or the Exchange Agreement (the "Issuer Common Stock"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         The parties hereby agree as follows:


SECTION 1. DEFINITIONS.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Affiliate: As defined in Rule 144 of the Act.

         Business Day: Any day other than a Saturday, Sunday or day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         Closing Date: The date hereof.

         Escrow Agent: As defined in the Escrow Agreement.

         Escrowed Funds: As defined in the Escrow Agreement.

         Escrowed Shares: As defined in the Escrow Agreement.

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         Exchange Common Stock: Shares of Weekly Reader Class A Non-Voting
Common Stock issuable upon exchange of shares of Common Stock.

         Exchange Ratio: On any Exchange Date, the Exchange Ratio is equal to the product of (1) the total number of shares of Weekly Reader Common Stock owned by the Issuer on any Exchange Date on a fully diluted basis times (2) a fraction, the numerator of which is one (1) and the denominator of which is the total number of shares of Common Stock outstanding on a fully diluted basis on such Exchange Date.

         Holder: A person who owns Subject Securities or has the right to acquire Subject Securities, whether or not such acquisition has actually been effected.

         Initial Public Offering: An issuance or sale of common stock pursuant to an underwritten public offering (whether on a firm commitment basis or a best efforts basis if such best efforts are successful) thereof pursuant to an effective registration statement filed with the SEC pursuant to the Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer or Weekly Reader, as applicable, and other than any offering registered on Form S-4 or its equivalent).

         Issuable Share: at any time,

         a. a Share; and

         b. a Right and (without duplication) all Shares issuable upon exercise of such Right, in each case at such time.

For purposes of this definition of "Issuable Share", a Right to acquire one Share shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         Principals: EAC III L.L.C., a Delaware limited liability corporation, or such other person as Ripplewood Partners, L.P. maintains its equity investment in the Issuer through; provided that if Ripplewood Partners, L.P. has a direct equity investment in the Issuer or any of its subsidiaries, Principals shall include Ripplewood Partners, L.P.

         Pro Rata Portion: Pro Rata Portion means with reference to any Holder at any time, a fraction, the numerator of which is the total number of shares of common stock held by such Holder and the denominator of which is the total number of shares of common stock held by all stockholders participating as sellers in such transaction.

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         Proportionate Amount: a number of Issuable Shares owned by a Holder equal to the product (calculated as of the date of the relevant proposed transaction) of:

         a. the total number of Issuable Shares then owned by such holder; times

         b. the quotient of:

            (i) the aggregate number of Issuable Shares proposed to be sold in such transaction by the Principals; divided by

            (ii) the aggregate number of Issuable Shares owned by the Principals.

         Public Equity Offering: an underwritten offering of common stock of either the Issuer or Weekly Reader pursuant to a registration statement that has been declared effective by the SEC pursuant to the Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer or Weekly Reader, as applicable, and other than any offering registered on Form S-4 or its equivalent).

         Registration Expenses: all (a) registration and filing fees of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and any securities exchanges, (b) fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications), (c) printing, messenger and delivery expenses, (d) fees and expenses incurred in connection with the listing of Shares on any securities exchange or NASDAQ, (e) fees and disbursements of counsel and independent public accountants for the Issuer or Weekly Reader and (f) fees and expenses of any special experts retained in connection with a registration.

         Reorganization Transaction: A reorganization at the sole discretion of the Issuer completed in connection with the Initial Public Offering of Weekly Reader pursuant to which the Issuer shall be converted into a limited liability company and shall transfer, or cause to be transferred, all or substantially all its assets (including all the capital stock and debt securities of the subsidiaries of the Issuer (including Weekly Reader)) to Weekly Reader in exchange for the assumption by Weekly Reader of all or substantially all the liabilities of the Issuer, the issuance to the Issuer by Weekly Reader of new securities (including common and preferred stock) of Weekly Reader and, at the option of the Issuer, the distribution by the Issuer of (i) the new preferred stock of Weekly Reader to the holders of preferred stock of the Issuer in exchange for such preferred stock of the Issuer and/or (ii) Exchange Common Stock to the Holders of Common Stock as described in Section 2(a) of this Agreement.

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         Right:

         a. any warrants, rights or other options exercisable for Shares; and

         b. any conversion or exchange privilege or right pursuant to any security (including, without limitation, any Share) which is convertible or exchangeable into Shares.

         SEC: The Securities and Exchange Commission.

         Share: a share of Common Stock or, following the Reorganization Transaction, Exchange Common Stock.

         Subject Securities: (1) Any shares of Common Stock and Exchange Common Stock and (2) any other securities issued or issuable with respect to the Common Stock or Exchange Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         Weekly Reader Class A Non-Voting Common Stock: The class A non-voting common stock, par value $0.01 per share, of Weekly Reader. Upon the occurrence of an Initial Public Offering of Weekly Reader, the Weekly Reader Class A Non-Voting Common Stock will automatically convert into Weekly Reader Voting Common Stock.

         Weekly Reader Common Stock: The common stock of Weekly Reader of all classes.

         Weekly Reader Voting Common Stock: The voting common stock, par value $0.01 per share, of Weekly Reader.


SECTION 2. EXCHANGE RIGHTS

         a. Subject to the provisions of this Section 2, the Issuer, at its option, in connection with the Reorganization Transaction may distribute to the Stockholders in exchange for the Common Stock held thereby a number of shares of Exchange Common Stock determined by multiplying the number of such shares of Common Stock by the Exchange Ratio; provided that if the Initial Public Offering of Weekly Reader or the Reorganization Transaction is not consummated within ten business days after such exchange then the Exchange Common Stock will be converted back to Common Stock using the inverse of the Exchange Ratio used for the initial exchange and the Issuer shall then have the same rights to cause the Common Stock to be exchanged for Exchange Common Stock as prior to such exchange, and such shares of Common Stock shall have been deemed to have been outstanding as if such shares had never been exchanged for such Exchange Common Stock for all purposes, including with respect to dividends and other distributions payable with respect to the Issuer's Common Stock. Dividends on Common Stock exchanged for Weekly Reader Class A Non-Voting Common Stock which have been declared but have not been paid as of the Exchange Date shall be deemed to have accrued on the Exchange Common Stock in equivalent adjusted amounts.

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         b. (i) In the event of an exchange pursuant to Section 2(a) of the
Common Stock for Exchange Common Stock, notice of such exchange specifying the Exchange Date therefor shall be given to the Stockholders not less than 10 nor more than 60 days prior to the Exchange Date.

         (ii) Notice having been given as aforesaid, from and after the Exchange Date (unless default shall be made by Weekly Reader issuing Exchange Common Stock or by the Issuer in distributing Exchange Common Stock, as applicable, in exchange for Common Stock), all rights of the Stockholders as stockholders or members of the Issuer (except the right to receive the Exchange Common Stock) shall cease. The exchange shall be deemed to have been effected immediately after the close of business on the Exchange Date, and the Stockholder(s) in whose names the Exchange Common Stock shall be issuable upon such exchange shall be deemed to have become the Holders of record of the Exchange Common Stock represented thereby at such time on the Exchange Date. If the Issuer causes new shares of Weekly Reader Class A Non-Voting Common Stock to be issued to Stockholders in connection with such exchange in lieu of exchanging such shares for existing shares of Exchange Common Stock, then the Exchange Ratio shall be adjusted so that after giving effect to such new issuance of shares of Exchange Common Stock, the Holders of Exchange Common Stock are in the same economic position as they would have been had no new shares of Exchange Common Stock been issued.

         (iii) Prior to the issuance of the Exchange Common Stock by Weekly Reader and the delivery thereof by Weekly Reader or the Issuer, as the case may be, Weekly Reader and the Issuer shall comply with all applicable Federal and state laws and regulations which require action to be taken by them with respect to such issuance and delivery (it being understood that neither Weekly Reader nor the Issuer shall be required to file a registration statement covering such shares with the SEC). Holders of Common Stock will be able to exchange their Weekly Reader Class A Non-Voting Common Stock for Exchange Common Stock only if the exchange of such securities is exempt from the registration requirements of the Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various Holders of securities reside.


         c. Weekly Reader will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issuance or delivery of certificates evidencing the Exchange Common Stock other than those resulting from transfers to third parties.

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SECTION 3. TAG-ALONG RIGHTS.

         a. If any Principal or Principals proposes to sell or otherwise transfer, directly or indirectly, in a single transaction or a series of related transactions, shares of Common Stock or Weekly Reader Common Stock (other than
(i) transfers in a Public Equity Offering, (ii) transfers to Affiliates of the Principals and (iii) sales to persons other than Affiliates of the Principals that do not exceed, individually or in a series of related transactions, 35% of the shares of common stock of the Issuer and Weekly Reader then owned by the Principals) (a "Tag-Along Sale"), each Holder shall have the option to elect to exercise its rights under this Section 3.

         b. In the event of a Tag-Along Sale, one or more of the Principals shall deliver to each Holder of Issuer Common Stock or Exchange Common Stock a written notice (a "Tag-Along Notice") setting forth the name and address of the transferee, the date on which such transaction is proposed to be consummated (which shall be not less than 20 days after the date such Tag-Along Notice is given), and the proposed amount and form of consideration and terms and conditions of payment offered by such transferee, including, without limitation, the material terms of any debt or equity securities proposed to be included as part of such consideration, identifying the issuer or issuers thereof. If such consideration includes any non-cash consideration, such notice shall also state the fair market value of such non-cash consideration and shall describe in reasonable detail the method by which such value shall have been determined. Any Holder of Issuer Common Stock or Exchange Common Stock may elect to participate in such Tag-Along Sale (a "Tag-Along Right") by giving written notice to the Principals on or prior to the fifteenth day following receipt of the Tag-Along Notice (the "Tag-Along Notice Period").

         c. The number of shares of Issuer Common Stock and Exchange Common Stock that any Holder electing to participate in the Tag-Along Sale shall be eligible to sell pursuant thereto shall be that Holder's Proportionate Amount.

         d. The consideration to be received by the Holders pursuant to the exercise of a Tag-Along Right shall be at the same price per share of common stock (net, in the case of any options, warrants or rights, of any amounts required to be paid by the Holder upon exercise thereof) and upon the same terms and conditions as such proposed transfer of common stock of the Issuer and Weekly Reader by the Principals. Such consideration shall be of the same type of consideration received by the Principals. If the securities to be purchased in the Issuer Sale includes securities other than common stock, the price to be paid for such securities to the Holders shall be the same price per share or other denomination paid received by the Principals for such securities purchased from the Principals.

         e. On the closing date for any Tag-Along Sale, any person exercising Tag-Along Rights (each, a "Tagging Person") shall deliver (i) to the purchaser specified in the Tag-Along Notice for such Tag-Along Sale a certificate or certificates representing the shares of common stock of the applicable company that it has elected to sell, together with appropriate instruments of transfer duly endorsed in blank, against payment by such purchaser of the total purchase price payable for such shares as set forth in clause (d) immediately above, and
(ii) to the applicable Principal or Principals all costs, expenses and other amounts to be paid by such Tagging Person in connection with such Tag-Along Sale pursuant to Section 3(h).

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         f. If at the termination of the Tag-Along Notice Period any Holder shall not have delivered written notice to the Principals of its election to participate in the Tag-Along Sale, such Holder will have waived its Tag-Along Right with respect to such Tag-Along Sale.

         g. The Principals and any Tagging Person who exercises its Tag-Along Right with respect to a proposed Tag-Along Sale pursuant to this Section 3 may sell the shares of Common Stock or Weekly Reader Common Stock, as applicable, subject to the Tag-Along Notice with respect to such Tag-Along Sale on the terms and conditions set forth in such Tag-Along Notice within 120 days of the date on which the Tag-Along Rights with respect to such Tag-Along Sale shall have been waived, exercised or expired.

         h. All out-of-pocket costs and expenses incurred by any Tagging Person in connection with a Tag-Along Sale (including, without limitation, fees and disbursements of any counsel retained by the Holders) shall be paid by such Tagging Person. Each Tagging Person shall pay its Pro Rata Portion of all direct selling expenses, discounts or commissions or brokers paid to any Person by or on behalf of the Principals, the Issuer or Weekly Reader on a per share basis in connection with such Tag-Along Sale. All other fees and expenses in connection with such Tag-Along Sale shall be paid by the applicable Principals.


SECTION 4. DRAG-ALONG RIGHTS.

         a. If any Principal or Principals, directly or indirectly, approve or authorize a sale or exchange (the "Issuer Sale") of not less than 35% of the then outstanding capital stock of Weekly Reader or the Issuer in a bona fide arm's-length transaction to a third party that is not an Affiliate of any Principal or of the Issuer or Weekly Reader (an "Independent Third Party"), then the Principal or Principals (directly or through one or more Affiliates) shall have the right, subject to all the provisions of this Section 4 (the "Drag-Along Right"), to require each of the Holders of Issuer Common Stock and Exchange Common Stock to sell, transfer and deliver or cause to be sold, transferred and delivered to such Independent Third Party all Issuer Common Stock and Exchange Common Stock owned by them; provided, however, that if the Principals agree to sell less than all of their shares to such Independent Third Party, each of the Stockholders shall only be required to sell, transfer and deliver to such Independent Third Party their Proportionate Amount of Issuer Common Stock and Exchange Common Stock.

         b. If one or more of the Principals desire to exercise Drag-Along Rights, it shall give written notice to the Holders (the "Drag-Along Notice") of the Issuer Sale, setting forth the name and address of the transferee, the date on which such transaction is proposed to be consummated (which shall be not less than 20 days after the date such Drag-Along Notice is given), and the proposed amount and form of consideration and terms and conditions of payment offered by such transferee, including, without limitation, the material terms of any debt or equity securities proposed to be included as part of such consideration, identifying the issuer or issuers thereof. If such consideration includes any non-cash consideration, such notice shall also state the fair market value of such non-cash consideration and shall describe in reasonable detail the method by which such value shall have been determined.

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         c. The consideration to be received by the Holders of Issuer Common
Stock and Exchange Common Stock shall be at the same price per share of common stock (net, in the case of any options, warrants or rights, of any amounts required to be paid by the Holder upon exercise thereof) and upon the same terms and conditions as such proposed transfer of common stock of the Issuer and Weekly Reader by the Principals. Such consideration shall be of the same type of consideration received by the Principals. If the securities to be purchased in the Issuer Sale includes securities other than common stock, the price to be paid for such securities to the Holders shall be the same price per share or other denomination paid received by the Principals for such securities purchased from the Principals.

         d. On the closing date for a sale pursuant to the exercise of Drag-Along Rights, each Holder shall deliver to the transferee specified in the Drag-Along Notice for such Issuer Sale a certificate or certificates representing all of such Holder's Issuer Common Stock and Exchange Common Stock, or, if the Principals agree to sell less than all of their shares in such Issuer Sale, a certificate or certificates representing an amount of Issuer Common Stock and Exchange Common Stock equal to the product obtained by multiplying the amount by such Holder's Pro Rata Portion, together with appropriate instruments of transfer duly endorsed in blank, against payment by such transferee of the total purchase price for such shares as set forth in clause (c) immediately above and certificates containing such representations as are customary in similar transactions and reasonably requested by the transferee.

         e. All out-of-pocket costs and expenses incurred by any Stockholder in connection with an Issuer Sale (including, without limitation, fees and disbursements of any counsel retained by the Stockholders) shall be paid by such Stockholder. Each Stockholder shall pay its Pro Rata Portion of all direct selling expenses, discounts or commissions or brokers' fees paid to any Person by the Principals, the Issuer or Weekly Reader on a per share basis in connection with such Issuer Sale. All other fees and expenses in connection with such Issuer Sale shall be paid by the applicable Principals.

SECTION 5. TRANSFERS

         No Stockholder may sell, pledge, hypothecate or transfer, in whole or in part, any Subject Securities without the prior written consent of the Issuer; provided that each Stockholder who is a natural person may transfer Subject Securities to his or her spouse or lineal descendant or any trust the beneficiaries of which include only such spouse and lineal descendants without the consent of the Issuer, subject to such transferee's prior written agreement to be bound by the terms of this Agreement. Any attempt by a Stockholder to sell, pledge, hypothecate or transfer subject securities in violation of this
Section 6 shall be void.

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SECTION 6. PIGGY-BACK REGISTRATION RIGHTS

         If the Issuer or (following or in connection with the Reorganization Transaction, Weekly Reader), proposes to file a registration statement under the Act with respect to an initial public offering by the Issuer or Weekly Reader that includes all or any portion of the Principals' Shares, then the Issuer or Weekly Reader, as the case may be, shall give written notice of such proposed filing to each Stockholder at least 10 days before the filing date, and such notice shall offer such Stockholder the opportunity to register such number of Shares as such Stockholder may request up to a Proportionate Amount of such Stockholder's Shares. If such offer is accepted by written notice to the Issuer or Weekly Reader, as the case may be, from such Stockholder within 5 days of the giving of the written notice provided for in the preceding sentence, the Issuer or Weekly Reader, as the case may be, shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Shares such Stockholder requested to be included in such offering to be included in such offering on the same terms and conditions as the corresponding Shares of the Principals included therein; provided that (i) if, at any time after giving written notice of its intention to register any Shares and prior to the effective date of the registration statement filed in connection with such registration, the Issuer or Weekly Reader, as the case may be, shall determine for any reason not to proceed with the proposed registration, the Issuer or Weekly Reader, as the case may be, may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Shares in connection with such registration and (ii) each electing Stockholder must sell its Shares to underwriters who shall have been selected by the Issuer or Weekly Reader, as the case may be, on the same terms and conditions as apply to the selling Principals (including, without limitation, entering into an underwriting agreement and related documents on the same terms and conditions as apply to the selling Principals). Each electing Stockholder may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw its request and not to have its Shares registered in connection with such registration. If the managing underwriter or underwriters advise the Issuer or Weekly Reader, as the case may be, in writing that, in their opinion, (i) the number of Shares intended to be included in such registration exceeds the largest number of such Shares which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which such Shares can be sold) or (ii) the inclusion of the Shares in such registration would have an adverse effect on such offering, then the Issuer or Weekly Reader, as the case may be, will include in such registration (A) first, 100% of the Shares proposed to be sold by the Issuer or Weekly Reader, as the case may be, and any other shareholder whose shares the Issuer or Weekly Reader, as the case may be, is obligated to include in such registration in priority to the Stockholders and (B) second, to the extent that the number of Shares requested to be included in such registration can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, the number of Shares which the Principals, any other stockholder whose Shares the Issuer or Weekly Reader, as the case may be, is obligated to include in such registration and the electing Stockholders have requested to be included in such registration, such amount to be allocated pro rata among the Principals, the other stockholders and the electing Stockholders on the basis of the relative number of Shares the Principals, the other stockholders and the electing Stockholders have requested for registration. The Issuer or Weekly Reader, as the case may be, may require each electing Stockholder to furnish the Issuer or Weekly Reader, as the case may be, with such information regarding such electing Stockholder and pertinent to the disclosure requirements relating to the registration and distribution of such electing Stockholder's Shares as the Issuer or Weekly Reader, as the case may be, may from time to time reasonably request in writing. The Issuer or Weekly Reader, as the case may be, shall pay all Registration Expenses in connection with registration of Shares subject to this Section 6. Each electing Stockholder shall pay all (x) underwriting discounts and commissions and transfer taxes, if any, (y) internal administrative and similar costs of such electing Stockholder and (z) fees and disbursements of counsel for such electing Stockholder, in each case relating to the registration, sale or disposition of such electing Stockholder's Shares pursuant to a registration statement effected pursuant to this Section 6.

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SECTION 7. VOTING

         a. Without limiting the proxy granted pursuant to Section 7(b), at any meeting of the stockholders of the Issuer or any action by written consent of the stockholders of the Issuer or in any other circumstance upon which a vote, consent or approval of the stockholders of the Issuer, each Stockholder shall, including by executing a written consent if requested by the Issuer, vote (or cause to be voted) the shares of Common Stock owned by such Stockholder as directed in writing by the Issuer; provided that no stockholder shall be required to vote for any proposal that would affect the shares of Common Stock held by such Stockholder differently than all other shares of Common Stock. Without limiting the foregoing, upon the request of the Issuer, the stockholders will vote for and take all other necessary or desirable actions in connection with the approval and consummation of the Reorganization Transaction, including, without limitation, the conversion of Issuer to a limited liability company pursuant to Section 266 of the General Corporation Law of the State of Delaware.


         b. Each Stockholder hereby irrevocably grants to, and appoints, Issuer and any individual designated in writing by Issuer, and each of them individually, as each such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of each such Stockholder, to vote the shares of Common Stock held by each such Stockholder. Each Stockholder understands and acknowledges that Issuer is entering into the Merger Agreement in reliance upon each Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 212 of the General Corporation Law of the State of Delaware.

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SECTION 8. LEGENDED CERTIFICATES

         a. Each certificate representing shares of Subject Securities now or hereafter owned by any Stockholder shall be endorsed with the following legend unless the applicable restrictions referenced below shall have lapsed by the terms of this Agreement (in which event the legend shall be modified or removed from such certificate as appropriate):

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO TRANSFER AND VOTING RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF MAY 4, 2001 BETWEEN THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS. ANY TRANSFER OF THE SECURITIES IN VIOLATION OF SUCH STOCKHOLDERS AGREEMENT SHALL BE VOID. COPIES OF SUCH STOCKHOLDERS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         b. Each certificate representing shares of Subject Securities now or hereafter owned by any Stockholder shall be endorsed with the following legend:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION; PROVIDED, HOWEVER, THATNEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933."

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SECTION 9. INDEMNIFICATION.

                  a. Indemnification by the Stockholders. (i) The Stockholders shall indemnify the Issuer and its affiliates (including the Surviving Corporation) and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to any breach of any representation or warranty of the Company that is contained in the Merger Agreement, the Exchange Agreement or any closing certificate delivered in connection therewith (for purposes of the right to indemnification pursuant hereto such representations and warranties of the Company shall be deemed not qualified by any references therein to materiality generally or to whether or not any breach results or may result in a Company Material Adverse Effect).

                  (ii) The Stockholders shall not have any liability under
         Section 9(a)(i) unless the aggregate of all Losses for which all Stockholders would, but for this clause (ii), be liable exceeds on a cumulative basis an amount equal to $50,000, and then only to the extent of any such excess. All indemnification obligations under this
         Section 9(a) shall be satisfied as set forth in Section 9(e).

         b. Calculation of Losses. The amount of any Loss for which indemnification is provided hereunder shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Upon written request by the indemnifying party, the indemnified party shall provide the indemnifying party a certificate setting forth the amount of any net Tax cost or net Tax benefit.

         c. Termination of Indemnification. The obligations to indemnify and hold harmless any party under this Section 9 shall terminate on the date that is 18 months following the Closing Date; provided, however, that such obligations to indemnify and hold harmless (i) shall not terminate prior to and shall survive until the date that is 48 months following the Closing Date with respect to any item arising under subclause (i) of Section 9(a) due to the breach of any representation contained in Section 3.12 of the Merger Agreement and (ii) shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section 9(e) to Bruce Olson, as stockholder agent (the "Stockholder Agent").

                  d. Procedures. (i) Third Party Claims. In order for a party (the "indemnified party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the Stockholder Agent in writing of the Third Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Stockholders shall have been actually and materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the Stockholder Agent, within five business days' time after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

                  (ii) Participation. If a Third Party Claim is made against an indemnified party, each Stockholder shall be entitled to participate in the defense thereof and to employ counsel at its own expense, separate from the counsel employed by the indemnified party, it being understood that the indemnified party shall control such defense. The Stockholders shall continue to be liable for the fees and expenses of counsel employed by the indemnified party. The indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of a majority in interest of the Stockholders (which consent shall not be unreasonably withheld).

                  (iii) Other Claims. In the event any indemnified party should have a claim against the Stockholders hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the Stockholder Agent. Subject to Section 9(d), the failure by any indemnified party so to notify the Stockholder Agent shall not relieve the Stockholders from any liability that they may have to such indemnified party hereunder, except to the extent that the Stockholders demonstrate that they have been materially prejudiced by such failure. If the Stockholder Agent does not notify the indemnified party within ten calendar days following its receipt of such notice that the Stockholders dispute their liability to the indemnified party hereunder, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the Stockholders and the Stockholder Agent shall cause such liability to be satisfied as set forth in Section 9(e).

         e. Escrowed Shares. The shares of Parent Common Stock and the Escrowed Funds held by the Escrow Agent pursuant to the Escrow Agreement shall be available to satisfy any indemnification obligations of the Stockholders hereunder. For the purposes of satisfying such indemnification obligations, the shares of Parent Common Stock shall be valued at their Closing Date Value. All transfers of shares of Parent Common Stock in satisfaction of any indemnification shall be accompanied by transfers of all Escrowed Funds received by the Escrow Agent with respect to such shares and the amount of such cash shall not be considered to have been applied to the satisfaction of any indemnified obligation. The sole and exclusive remedy of Parent and the other indemnified parties with respect to any indemnification obligation contained herein (i) first shall be recourse to the Escrowed Shares and Escrowed Funds pursuant to this Section 9(e) and (ii) second, shall be pursuant to Section 2.02(h) of the Merger Agreement; provided that following the release of the Escrowed Shares and Escrowed Funds pursuant to Section 9(i)(ii), each Stockholder shall personally indemnify the indemnified parties with respect to any item arising under Section 9(a)(i) due to a breach of any representation contained in Section 3.12 of the Merger Agreement up to an cumulative amount for such Stockholder equal to the aggregate number of Escrowed Shares received by such Stockholder multiplied by $40.00, until such indemnification obligation terminates pursuant to Section 9(c); provided further that such indemnification obligation may be satisfied by transferring to Parent the Escrowed Shares and Escrowed Funds received by such Stockholder valued at $40.00 per each Escrowed Share and related Escrowed Funds.

         f. No Limitation of Rights. The indemnification rights contained herein shall be in addition to any other rights that Issuer or the other indemnified parties may have pursuant to or arising under the Merger Agreement, the Exchange Agreement, the Voting Agreement or this Agreement and the provisions of these indemnification provisions (including, without limitation, Section 9(e)) shall not in any manner restrict the obligations and liabilities or remedies of the parties with respect to such rights.

                  g. (i) Closing Liability Amount. Issuer shall, within 60 days after the Closing Date or as soon thereafter as practical, obtain from Arthur Andersen & Co. LLP ("AA") (or such other firm of independent public accountants as may be selected by the Issuer) and deliver to the Stockholder Agent a written statement (the "Statement"), of such firm setting forth the amount (the "Closing Liability Amount") of all liabilities of the Company as of close of business on the Closing Date, as such amount would be set forth on a balance sheet of the Company prepared in accordance with GAAP applied in the manner the Company applies such principles to its operations (it being understood that the Closing Liability Amount shall in no event include any liabilities (i) under the Group One Notes, (ii) owing to the Issuer, Weekly Reader or any of their affiliates (including any accrued prepaid development costs) or (iii) under the Company's preferred stock) . Such determination shall be final for all purposes. In acting hereunder, AA or such other firm shall be entitled to the privileges and immunities of arbitrators. The amount, if any, by which the Closing Liability Amount exceeds $2,725,000i shall be deemed a "Loss" pursuant to Section 9(a) and Parent shall be entitled to be indemnified for such Loss pursuant to the terms of this Section 9.

                  (ii) During the 30-day period following the Stockholder Agent's receipt of the Statement, the Stockholder Agent shall be permitted to review the working papers of Issuer's independent auditors relating to the Statement. The Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless the Stockholder Agent gives written notice of its disagreement with the Statement (a "Notice of Disagreement") to Issuer prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted, (ii) only include disagreements based on mathematical errors or based on Closing Liability Amount not being calculated in accordance with this Section 9(g) and (iii) be accompanied by a certificate of the independent auditors chosen by the Stockholder Agent that they concur with each of the positions taken by the Stockholder Agent in the Notice of Disagreement. If a Notice of Disagreement is received by Issuer in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon the Stockholders, the Stockholder Agent and the Issuer on the earlier of (A) the date the Stockholder Agent and Issuer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, the Stockholder Agent and Issuer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period Issuer and its auditors shall have access to the working papers of the Stockholder Representative's auditors prepared in connection with their certification of the Notice of Disagreement. At the end of such 30-day period, the Issuer and the Stockholder Agent shall submit to an independent accounting firm (the "Accounting Firm") for arbitration any and all matters that remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be Deloitte & Touche LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The Stockholder Agent and Issuer shall use reasonable efforts to cause the Arbitrator to render a decision resolving the matters submitted to the Arbitrator within a 30 days following submission. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 1.05 shall be borne 50% by the Stockholders and 50% by Issuer. The fees and disbursements of the Stockholder Agent's independent auditors incurred in connection with their review of the Statement and certification of any Notice of Disagreement shall be borne by the Stockholders, and the fees and disbursements of Issuer's independent auditors incurred in connection with their preparation of the Statement and review of any Notice of Disagreement shall be borne by Issuer.

         h. Order of Indemnification. (i) Any transfers of Escrowed Shares to satisfy an indemnification obligation hereunder shall be deemed to be made (A) first (regardless of whether such transfer is made prior to or following the Payment Date) from the Contingent Shares, if any, issued to the Escrow Agent on the Payment Date for the account of each Stockholder in an amount of Contingent Shares equal to such Stockholder's Applicable Contingent Percentage of the total number of all Contingent Shares so transferred and (B) second, to the extent of any remaining unreimbursed indemnified obligations, from the remaining Escrowed Shares held by the Escrow Agent for the account of each Stockholder in an amount of Escrowed Shares equal to such Stockholder's Applicable Escrowed Percentage of the total number of all Escrowed Shares so transferred.

                  (ii) For purposes of this Section 9(h), (A) "Applicable Escrowed Percentage" means, with respect to any Stockholder, the percentage of the total Escrowed Shares (other than Contingent Shares) held by the Escrow Agent represented by the Escrowed Shares (other than Contingent Shares) held by the Escrow Agent for the account of such Stockholder and (B) "Applicable Contingent Percentage" means, with respect to any Stockholder, the percentage of the total Contingent Shares issued to the Escrow Agent represented by the Contingent Shares issued to the Escrow Agent for the account of such Stockholder.

         i. Escrow Certificates. Parent and the Stockholder Agent shall promptly execute and deliver to the Escrow Agent certificates pursuant to the Escrow Agreement, instructing the Escrow Agent (i) to release the Escrowed Shares and Escrowed Funds to satisfy any indemnification obligations pursuant to Section 9(e) and (ii) to release all Escrowed Shares and Escrowed Funds to the Stockholders upon the termination of all indemnification obligations pursuant to
Section 9(d) other than the indemnification obligations referenced in the proviso thereto.


SECTION 10. ACCREDITED INVESTOR.


         Each of the Stockholders represents and warrants to each of Issuer and Weekly Reader that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Issuer and Weekly Reader, and is able to bear the economic risk of such investment for an indefinite period of time, and it has received all such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Issuer and Weekly Reader, and to consult with counsel, concerning the terms and conditions of this Agreement and the securities.


SECTION 11. STOCKHOLDER AGENT

         a. As of the date hereof, Bruce Olson is hereby appointed as the "Stockholder Agent" hereunder, and Bruce Olson hereby accepts such appointment.

         b. Each Stockholder hereby consents to such appointment, and to the appointment of the Stockholder Agent as representative and attorney-in-fact for and on behalf of each Stockholder and for and on behalf of the Stockholders as a whole.

         c. The Stockholder Agent shall have the powers and duties set forth herein and in the Escrow Agreement.

         d. The Stockholder Agent will incur no liability with respect to any action taken or suffered by him or her in reliance upon any notice, direction, instruction, consent, statement or other document reasonably believed by him to be genuine and to have been signed by the proper person or entity (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or gross negligence. In all questions arising under this Agreement, the Stockholder Agent may rely on the advice of counsel, and the Stockholder Agent will not be liable to any Stockholder for anything done, omitted or suffered in good faith by the Stockholder Agent based on such advice. The Stockholder Agent will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him or her.

         e. At any time, Stockholders that hold a majority in interest of the Escrowed Shares, by a written consent signed by holders of a majority in interest of the Escrowed Shares, may appoint a new Stockholder Agent by sending a written notice appointing such new Stockholder Agent to Parent. Such appointment will be effective upon the later of the date indicated in the notice or the date such notice is received by Parent.

         f. The Stockholder Agent will serve without compensation.


SECTION 12. MISCELLANEOUS.

         a. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Stockholders then holding of a majority of the then outstanding Subject Securities held by all Stockholders. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to one or more Stockholders and that does not affect directly or indirectly the rights or obligations of other Stockholders may be given by each such Stockholder.

         b. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  i. if to a Stockholder, at the address set forth in Schedule I hereof; and

                  ii. if to the Issuer:

                      WRC Media Inc.
                      Weekly Reader Corporation
                      1 Rockefeller Plaza, 32nd floor
                      New York, New York 10020
                      Attention: Robert Lynch
                                 Richard Nota
                      Telecopy: (212) 768-1887


         with a copy to:

                      Ripplewood Holdings L.L.C.
                      One Rockefeller Center, 32nd Floor
                      New York, NY 10020
                      Telecopy: (212) 582-4110

                      Attention: Charles Laurey


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         c. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Stockholders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Common Stock by any Stockholder in violation of the terms hereof or of the Merger Agreement or Exchange Agreement. If any transferee of any Holder shall acquire Subject Securities in any manner, whether by operation of law or otherwise, such Subject Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Subject Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale and voting agreement set forth in this Agreement and, if applicable, the Merger Agreement, and such Person shall be entitled to receive the benefits hereof.

         d. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         e. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         f. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         g. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         h. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Subject Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         i. Termination. Section 5 and Section 7 of this Agreement shall terminate upon the occurrence of an Initial Public Offering. All other provisions of this Agreement shall survive until terminated by mutual written agreement of the parties.

         j. Additional Stockholders. Pursuant to Section 2.02(i) of the Merger Agreement, each Contingent Holder and Contingent Option Holder is required to enter into this Agreement as a condition to the issuance of Contingent Shares to the Escrow Agent's for its benefit. Upon execution and delivery after the date hereof by the Issuer, Weekly Reader and such a Contingent Holder or Contingent Option Holder of an instrument in the form of Annex 1, such Contingent Holder or Contingent Option Holder shall become a Stockholder hereunder with the same force and effect as if originally named as a Stockholder herein. The execution and delivery of any instrument adding an additional Stockholder as a party to this Agreement shall not require the consent of any other Stockholder hereunder. The rights and obligations of each Stockholder hereunder shall remain in full force and effect notwithstanding the addition of any new Stockholder as a party to this Agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           WRC MEDIA, INC.,


                                           By: /s/ Richard Nota
                                              ---------------------------------
                                              Name:  Richard Nota
                                              Title: Vice President


                                           WEEKLY READER CORPORATION,


                                           By: /s/ Charles L. Laurey
                                              ---------------------------------
                                              Name:  Charles L. Laurey
                                              Title: Secretary


                                           STUART GOFFMAN

                                           /s/ Stuart Goffman
                                           ---------------------------------


                                           SCOTT UDINE

                                           /s/ Scott Udine
                                           ---------------------------------


                                           JACKI AND JED WALDMAN

                                           /s/ Jacki Waldman
                                           ---------------------------------

                                           /s/ Jed Waldman
                                           ---------------------------------

                                           BRIAN GOTTLIEB

                                           /s/ Brian Gottlieb
                                           ---------------------------------


                                           JAMES FELCYN

                                           /s/ James Felcyn
                                           ---------------------------------


                                           MICHAEL W. WALLACE

                                           /s/ Michael W. Wallace
                                           ---------------------------------


                                           JULIE SAUMSIEGLE

                                           /s/ Julie Saumsiegle
                                           ---------------------------------


                                           AGENCY FOR INSTITUTIONAL TECHNOLOGY

                                           By: /s/ Michael Sullivan
                                              ----------------------------------
                                              Name:  Michael Sullivan
                                              Title: President


                                           THE ST.ANDREWS FAMILY TRUST,

                                           By: /s/ Kim Olson
                                              ----------------------------------
                                              Name:  Kim Olson
                                              Title: Trustee

                                           D & L PARTNERS, L.P.,

                                           By: /s/ David Von Allmen
                                              ----------------------------------
                                              Name:  David Von Allmen
                                              Title: Authorized Signature


                                           DAVID VON ALLMEN

                                           /s/ David Von Allmen
                                           ----------------------------------


                                           JULIE VON ALLMEN STEURER

                                           /s/ Julie Von Allmen Steurer
                                           ----------------------------------


                                           DEAN KRETSCHMAR

                                           /s/ Dean Kretschmar
                                           ----------------------------------


                                           LAURA KRETSCHMAR

                                           /s/ Laura Kretschmar
                                           ----------------------------------

                                                                  Annex 1 to the
                                                          Stockholders Agreement
                               SUPPLEMENT NO. __ dated as of May 9, 2001, to the



                           Stockholders Agreement dated as of May 9, 2001 (the "Stockholders Agreement"), among WRC MEDIA INC., a Delaware corporation, WEEKLY READER CORPORATION, a Delaware corporation, and each stockholder listed on
                           Schedule I thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Stockholders Agreement.

                  The Issuer, Weekly Reader and the undersigned Contingent Holders and Contingent Option Holders (the "New Stockholders") hereto agree as follows:

                  SECTION 1. In accordance with Section 8(i) of the Stockholders Agreement, each New Stockholder by its signature below becomes a Stockholder under the Stockholders Agreement with the same force and effect as if originally named therein as a Stockholder and each New Stockholder hereby (a) agrees to all the terms and provisions of the Stockholders Agreement applicable to it as a Stockholder thereunder and
         (b) represents and warrants that the representations and warranties made by it as a Stockholder thereunder are true and correct on and as of the date hereof. Each reference to a "Stockholder" in the Stockholders Agreement shall be deemed to include each New Stockholder.

                  SECTION 2. Each New Stockholder represents and warrants to the Issuer and Weekly Reader that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective with respect to any New Stockholder when the Issuer shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Stockholder, the Issuer and Weekly Reader. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Stockholders Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 12(b) of the Stockholders Agreement. All communications and notices hereunder to a New Stockholder shall be given to it at the address set forth under its signature below.


                  IN WITNESS WHEREOF, the New Stockholders, the Issuer and Weekly Reader have duly executed this Supplement to the Stockholders Agreement as of the day and year first above written.

                                           WRC MEDIA, INC.,

                                           By:_________________________________
                                              Name:
                                              Title:


                                           WEEKLY READER CORPORATION,

                                           By:_________________________________
                                              Name:
                                              Title:


                                           [NEW STOCKHOLDERS]